FUND ADMINISTRATION SERVICING AGREEMENT

         THIS AGREEMENT is made and entered into as of this 3rd day of November, 2000, by and between Everest Funds, a trust organized under the laws of the State of Delaware (the "Trust") and Firstar Mutual Fund Services, LLC, a limited liability company organized under the laws of the State of Wisconsin ("FMFS").

         WHEREAS, the Trust is an open-end investment management companies registered under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, the Trust is authorized to create separate series, each with its own separate investment portfolio;

         WHEREAS, FMFS is in the business of providing, among other things, mutual fund administration services to investment companies; and

         WHEREAS, the Trust desires to retain FMFS to provide mutual fund administration services to each of the portfolios of the Trust, and each additional series of the Trust listed on Exhibit A attached hereto, as it may be amended from time to time (individually a "Fund" and collectively the "Funds").

         NOW, THEREFORE, in consideration of the mutual agreements herein made, the Trust and FMFS agree as follows:

1.       APPOINTMENT OF ADMINISTRATOR

         The Trust hereby appoints FMFS as Administrator of the Trust on the terms and conditions set forth in this Agreement, and FMFS hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement in consideration of the compensation provided for herein.

2.       DUTIES AND RESPONSIBILITIES OF FMFS

         A.   General Fund Management

              (1)  Act as liaison among all Fund service providers

              (2)  Supply

                   (a)  Corporate secretarial services
                   (b) Office facilities (which may be in FMFS's or its affiliate's own offices)
                   (c) Non-investment-related statistical and research data as needed

              (3)  Coordinate board communication by:
                   (a)  Establishing meeting agendas
                   (b) Preparing board reports based on financial and administrative data
                   (c)  Evaluating independent auditor
                   (d) Securing and monitoring fidelity bond and director and officer liability coverage, and making the necessary SEC filings relating thereto
                   (e)  Preparing minutes of meetings of the board and
                        shareholders
                   (f) Recommending dividend declarations to the Board, preparing and distributing to appropriate parties' notices announcing declaration of dividends and other distributions to shareholders
                   (g) Providing personnel to serve as officers of the Trust if so elected by the Board and attending Board meetings to present materials for Board review

                   If requested, all board communications shall be provided to the Fund's investment advisor for review prior to use.

              (4)  Audits

                   (a) Prepare appropriate schedules and assist independent auditors
                   (b)  Provide information to SEC and facilitate audit process
                   (c)  Provide office facilities

              (5)  Assist in overall operations of the Fund

              (6)  Pay Fund expenses upon written authorization from the Trust

              (7) Monitor arrangements under shareholder services or similar plan

B.       Compliance

              (1)  Regulatory Compliance

                   (a) Monitor compliance with 1940 Act requirements, including:
                        o    Asset diversification tests
                        o    Total return and SEC yield calculations
                        o    Maintenance of books and records under Rule 31a-3
                        o Code of Ethics for the disinterested Trustees of the Fund
                   (b) Monitor Fund's compliance with the policies and investment limitations of the Trust as set forth in its Prospectus and Statement of Additional Information
                   (c) Maintain awareness of applicable regulatory and operational service issues and recommend dispositions

              (2)  Blue Sky Compliance

                   (a) Prepare and file with the appropriate state securities authorities any and all required compliance filings relating to the registration of the securities of the Trust so as to enable the Trust to make a continuous offering of its shares in all states
                   (b)  Monitor status and maintain registrations in each state
                   (c) Provide information regarding material developments in state securities regulation

              (3)  SEC Registration and Reporting

                   (a) Assist Trust counsel in updating Prospectus and Statement of Additional Information and in preparing proxy statements and Rule 24f-2 notices
                   (b) Prepare or assist in the preparation of annual and semiannual reports, Form N-SAR filings and Rule 24f-2 notices
                   (c) Coordinate or assist in the coordination of the printing, filing and mailing of publicly disseminated Prospectuses and reports
                   (d)  File fidelity bond under Rule 17g-1
                   (e)  File shareholder reports under Rule 30b2-1
                   (f) Monitor sales of each Fund's shares and ensure that such shares are properly registered with the SEC and the appropriate state authorities
                   (g)  File Rule 24f-2 notices

              (4)  IRS Compliance

                   (a) Monitor Trust's status as a regulated investment Trust under Subchapter M, including without limitation, review of the following:

                        o    Asset diversification requirements
                        o    Qualifying income requirements
                        o    Distribution requirements

                   (b) Calculate required distributions (including excise tax distributions)

C.       Financial Reporting

              (1) Provide financial data required by Fund's Prospectus and Statement of Additional Information;
              (2) Prepare financial reports for officers, shareholders, tax authorities, performance reporting companies, the board, the SEC, and independent auditors;
              (3) Supervise the Trust's Custodian and Accountants in the maintenance of the Trust's general ledger and in the preparation of the Fund's financial statements, including oversight of expense accruals and payments, of the determination of net asset value of the Trust's net assets and of the Trust's shares, and of the declaration and payment of dividends and other distributions to shareholders;
              (4) Compute the yield, total return and expense ratio of each class of each Portfolio, and each Portfolio's portfolio turnover rate; and
              (5) Monitor the expense accruals and notify Trust management of any proposed adjustments.
              (6) Prepare monthly financial statements, which will include without limitation the following items:
                   (a)  Schedule of Investments
                   (b)  Statement of Assets and Liabilities
                   (c)  Statement of Operations
                   (d)  Statement of Changes in Net Assets
                   (e)  Cash Statement
                   (f)  Schedule of Capital Gains and Losses
              (7)  Prepare quarterly broker security transaction summaries.

D.       Tax Reporting

              (1) Prepare and file on a timely basis appropriate federal and state tax returns including, without limitation, Forms 1120/8610 with any necessary schedules

              (2)  Prepare state income breakdowns where relevant
              (3) File Form 1099 Miscellaneous for payments to Trustees and other service providers
              (4)  Monitor wash losses
              (5)  Calculate eligible dividend income for corporate shareholders

3.       COMPENSATION

         FMFS shall be compensated for providing the services set forth in this Agreement in accordance with the Fee Schedule attached hereto as Exhibit A and as mutually agreed upon and amended from time to time. The Trust agrees to pay all fees and reimbursable expenses within ten
         (10) business days following the receipt of the billing notice.

4.       PERFORMANCE OF SERVICE; LIMITATION OF LIABILITY

         A. FMFS shall exercise reasonable care in the performance of its duties under this Agreement. FMFS shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond FMFS's control, except a loss arising out of or relating to FMFS's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, if FMFS has exercised reasonable care in the performance of its duties under this Agreement, the Trust shall indemnify and hold harmless FMFS from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys'
              fees) which FMFS may sustain or incur or which may be asserted against FMFS by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder, except for any and all claims, demands, losses, expenses, and liabilities arising out of or relating to FMFS's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence or from willful misconduct on its part in performance of its duties under this Agreement, (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to FMFS by any duly authorized officer of the Trust, such duly authorized officer to be included in a list of authorized officers furnished to FMFS and as amended from time to time in writing by resolution of the Board of Trustees of the Trust.

              FMFS shall indemnify and hold the Trust harmless from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which the Trust may sustain or incur or which may be asserted against the Trust by any person arising out of any action taken or omitted to be taken by FMFS as a result of FMFS's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

              In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, FMFS shall take all reasonable steps to minimize service interruptions for any period that such interruption continues. FMFS will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of FMFS. FMFS agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment. Representatives of the Trust shall be entitled to inspect FMFS's premises and operating capabilities at any time during regular business hours of FMFS, upon reasonable notice to FMFS.

              Regardless of the above, FMFS reserves the right to reprocess and correct administrative errors at its own expense.

         B. In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation which presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim, which may be the subject of this indemnification. In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section unless the claim against the indemnitee shall be adverse to the claim of the indemnitor. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor's prior written consent.

5.       PROPRIETARY AND CONFIDENTIAL INFORMATION

         FMFS agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Trust, all records and other information relative to the Trust and prior, present, or potential shareholders of the Trust (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where FMFS may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

6.       TERM OF AGREEMENT

         This Agreement shall become effective as of the date hereof and, unless sooner terminated as provided herein, shall continue subject to Board approval in effect for successive annual periods. The Agreement may be terminated by either party upon giving ninety (90) days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. However, this Agreement may be amended by mutual written consent of the parties.

7.       RECORDS

         FMFS shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is agreeable to the Trust but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act and the rules thereunder. FMFS agrees that all such records prepared or maintained by FMFS relating to the services to be performed by FMFS hereunder are the property of the Trust and will be preserved, maintained, and made available in accordance with such section and rules of the 1940 Act and will be promptly surrendered to the Trust on and in accordance with its request.

8.       GOVERNING LAW

         This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Wisconsin. However, nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation promulgated by the Securities and Exchange Commission thereunder.

9.       DUTIES IN THE EVENT OF TERMINATION

         In the event that, in connection with termination, a successor to any of FMFS's duties or responsibilities hereunder is designated by the Trust by written notice to FMFS, FMFS will promptly, upon such termination and at the expense of the Trust, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by FMFS under this Agreement in a form reasonably acceptable to the Trust (if such form differs from the form in which FMFS has maintained, the Trust shall pay any direct expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from FMFS's personnel in the establishment of books, records, and other data by such successor.

10.      NO AGENCY RELATIONSHIP

         Nothing herein contained shall be deemed to authorize or empower FMFS to act as agent for the other party to this Agreement, or to conduct business in the name of, or for the account of the other party to this Agreement.

11.      DATA NECESSARY TO PERFORM SERVICES

         The Trust or its agent, which may be FMFS, shall furnish to FMFS the data necessary to perform the services described herein at times and in such form as mutually agreed upon if FMFS is also acting in another capacity for the Trust, nothing herein shall be deemed to relieve FMFS of any of its obligations in such capacity.

12.      NOTICES

Notices of any kind to be given by either party to the other party shall be in writing and shall be duly given if mailed or delivered as follows:

NOTICE TO THE TRUST SHALL BE SENT TO:         NOTICE TO FMFS SHALL BE SENT TO:
-------------------------------------         --------------------------------
Everest Funds                                 Firstar Mutual Fund Services, LLC
5711 S. 86th Circle                           615 East Michigan Street
Omaha, Nebraska 681027                        Milwaukee, Wisconsin  53202
Attn: Vinod Gupta


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer or one or more counterparts as of the day and year first written above.

EVEREST FUNDS                                 FIRSTAR MUTUAL FUND SERVICES, LLC

By: ______________________________            By: ______________________________

Print: ___________________________            Print: ___________________________

Title: ___________________________            Title: ___________________________